Exhibit 10.5

August 11, 2008

Michael J. Gast, M.D., Ph.D.

c/o Genaera Corporation

5110 Campus Drive

Plymouth Meeting, PA 19462

Re:	Amendment to Agreement in the Event of a Change of Control of Genaera Corporation

Dear Mike:

The Change of Control Agreement dated March 9, 2006, as amended by letter agreement dated May 8, 2008, is hereby amended to add Paragraph 5(a)(i) to read as follows:

(i) If a Change of Control occurs, (a) all of your outstanding unvested options to purchase, or awards to acquire, securities of Genaera Corporation shall vest as of the date of the Change of Control; and (b) all of your outstanding options to purchase, or awards to acquire, securities of Genaera Corporation shall remain exercisable for the original term of such option to purchase, or award to acquire, securities of Genaera Corporation.

Except as amended above, all other terms and conditions of your employment shall remain in full force and effect.

Please indicate your acceptance of this amendment by your signature below and return to Human Resources by August 15, 2008.

Sincerely,

/s/ John L. Armstrong, Jr.
John L. Armstrong, Jr.
President and Chief Executive Officer

Accepted:	/s/ Michael J. Gast

Date:	August 13, 2008